Exhibit 10.3

SECOND AMENDMENT TO TERM LOAN AGREEMENT

This Second Amendment to Term Loan Agreement (this “Amendment”) is made as of this 24th day of March, 2016, among GPT OPERATING PARTNERSHIP LP, a Delaware limited partnership (“GPT OP”), GPT PROPERTY TRUST LP, a Delaware limited partnership (together with GPT OP, each a “Borrower”), GRAMERCY PROPERTY TRUST, a Maryland real estate investment trust (the “Guarantor”), CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association, as administrative agent (the “Administrative Agent”) and each of the Lenders (as defined in the Loan Agreement referenced in the recitals below) party hereto.
W I T N E S S E T H:
WHEREAS, the Borrowers, Guarantor, Administrative Agent, and the Lenders have entered into a certain Term Loan Agreement dated as of December 17, 2015, as amended by that certain First Amendment to Term Loan Agreement dated as of January 19, 2016 (the “Loan Agreement”), pursuant to which Administrative Agent and the Lenders agreed to provide term loans to Borrower in the aggregate principal amount of up to $175,000,000.00 evidenced by certain Notes (collectively, the “Note”) made by the Borrowers in favor of each Lender; and
WHEREAS, the Borrowers, Guarantor, Administrative Agent, and the Lenders have agreed to amend the Loan Agreement as set forth herein.
NOW, THEREFORE, the parties hereto agree as follows:
1.Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Loan Agreement has the meaning assigned to such term in the Loan Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Amendment” and each other similar reference contained in the Loan Agreement and other Loan Documents shall, after this Amendment becomes effective, refer to the Loan Agreement as amended hereby.
2.
    Amendment to Loan Agreement. Section 1.1 of the Loan Agreement is hereby amended by:

(a)	deleting the definition of “Adjusted LIBO Rate” therein in its entirety and inserting the following in lieu thereof:
“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

(b)	deleting the definition of “LIBO Rate” therein in its entirety and inserting the following in lieu thereof:
“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in dollars for a period equal in length to such Interest Period as displayed on the Reuters screen page that displays such rate (currently Reuters Screen Page LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBO Screen Rate”)) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that, if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of any applicable portion of the Obligations that has not been identified by the Borrowers to Administrative Agent in writing as being subject to a Swap Agreement that provides a hedge against interest; and provided, further, that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate; provided that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of any applicable portion of the Obligations that has not been identified by the Borrowers to Administrative Agent in writing as being subject to a Swap Agreement that provides a hedge against interest.
3.
    Representations and Warranties.

(a)	The Borrowers and Guarantor hereby represent, warrant and covenant with Administrative Agent and the Lenders that, as of the date hereof:
(i)    All representations and warranties made in the Loan Agreement and other Loan Documents remain and continue to be true and correct in all material respects, except to the extent that such representations and warranties expressly refer to an earlier date.
(ii)    To the knowledge of the Borrowers, there exists no Default or Event of Default under any of the Loan Documents.
(iii)    This Amendment has been duly authorized, executed and delivered by each Borrower and Guarantor so as to constitute the legal, valid and binding obligations of each Borrower and Guarantor, enforceable in accordance with its terms, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors’ rights or by general equitable principles.
4.
    General Terms. This Amendment, which may be executed in multiple counterparts, constitutes the entire agreement of the parties regarding the matters contained herein and shall not be modified by any prior oral or written discussions. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging transmission (e.g. PDF by email) shall be effective as delivery of a manually executed counterpart of this Amendment. Each of each Borrower and Guarantor hereby ratifies, confirms and reaffirms all of the terms and conditions of the Loan Agreement, and each of the other Loan Documents, and further acknowledges and agrees that all of the terms and conditions of the Loan Agreement shall remain in full force and effect except as expressly provided in this Amendment. Except where the context clearly requires otherwise, all references to the Loan Agreement in any other Loan Document shall be to the Loan Agreement as amended by this Amendment.
5.
    Illegality. Any determination that any provision of this Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Amendment.
6.
    Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.
[SIGNATURES ON FOLLOWING PAGE]

1956947.3

IN WITNESS HEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

GPT OPERATING PARTNERSHIP LP By: GRAMERCY PROPERTY TRUST, its General Partner By: /s/ Benjamin P. Harris Name: Benjamin P. Harris Title: President

GPT PROPERTY TRUST LP By: COLUMBUS MERGER SUB, LLC, its General Partner By: /s/ Benjamin P. Harris Name: Benjamin P. Harris Title: President

GRAMERCY PROPERTY TRUST By: /s/ Benjamin P. Harris Name: Benjamin P. Harris Title: President

ADMINISTRATIVE AGENT AND LENDER: CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent, and as a Lender By: /s/ Frederick H. Denecke Name: Frederick H. Denecke Title: Senior Vice President

LENDER:

TD BANK, N.A.,
as a Lender

By:     /s/ Benjamin Kruger
Name: Benjamin Kruger
Title: Vice President

LENDER:

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:     /s/ David Heller
Name: David Heller
Title: Senior Vice President

LENDER:

ASSOCIATED BANK, NATIONAL ASSOCIATION, a national banking association

By: /s/ Joseph Kleinwachter
Name: Joseph Kleinwachter
Title: Director